EXHIBIT 23.2

We have issued our report dated February 23, 1996, accompanying the financial statements of CHS Electronics, Inc. contained in Amendment No. 2 to the Registration Statement (No. 333-03864) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and the use of our name as it appears under the captions "Experts" and "Selected Consolidated Financial Data."

/s/ GRANT THORNTON LLP
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    Grant Thornton LLP

Miami, Florida
May 29, 1996